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                                                                    EXHIBIT 23.6

                       CONSENT OF MILLER AND LENTS, LTD.




     We hereby consent to the use of our report for Fuel Resources Incorporated (currently known as The Houston Exploration Company) dated January 16, 1996, entitled, "Reserves and Future Net Revenue as of December 31, 1995" in the Prospectus constituting part of this Registration Statement on Form S-1 and the references to Miller and Lents, Ltd. under the headings, "Natural Gas and Oil Reserves."


                                              MILLER AND LENTS, LTD.



                                              By /s/ LARRY M. GRING
                                                -------------------
                                                 Larry M. Gring
                                                 Senior Vice President

Houston, Texas
May 22, 1996